                                                                    Exhibit 10.4

                              AMENDED AND RESTATED
                             GUSKE BONUS AGREEMENT


     This Amended and Restated Bonus Agreement (this "Bonus Agreement") is made
                                                      ---------------
this 4th day of February, 2000, by and between PS Group, Inc., a Delaware corporation (the "Company"), and Lawrence A. Guske ("Employee"), and is
                  --------                           --------
effective as of the 18th day of December, 1999, with reference to the following facts:

     A. Employee has served as Vice President-Finance and Chief Financial Officer of the Company since May 29, 1976. Employee has also served as Vice President-Finance and Chief Financial Officer of the Company's parent corporation, PS Group Holdings, Inc., a Delaware corporation ("Holdings"), since
                                                               --------
1996;

     B. On December 18, 1999, Holdings entered into an Agreement and Plan of Merger (the "Merger Agreement") with Heritage Air Holdings Statutory Trust, a
             ----------------
Connecticut statutory trust ("Parent"), and PSG Acquisition, Inc., a Delaware
                              ------
corporation ("Merger Sub"), providing for the merger of Merger Sub with and into
              ----------
Holdings (the "Merger"), as a result of which the stockholders of Holdings will
               ------
receive $12 per share for each of their shares and Holdings will become a wholly-owned subsidiary of Parent;

     C. The Board of Directors of Holdings has determined that Employee's services to Holdings and its subsidiaries merit a payment to Employee of a bonus, if the Merger occurs, in consideration for the Employee relinquishing, as of the Effective Time, his rights under his Employment Agreement with the Company dated as of January 15, 1988, as amended (the "Current Employment
                                                       ------------------
Agreement"). To give effect to such determination, concurrently with the
---------
execution of the Merger Agreement, the Company, with the approval of its Board of Directors, entered into a Bonus Agreement dated December 18, 1999 (the "Original Agreement") with Employee;
 ------------------

     D. On December 18, 1999, concurrently with the execution of the Merger Agreement, Employee entered into an employment agreement with the Company (the "New Employment Agreement") which entitled Employee, within the period specified
-------------------------
therein, to elect to be employed, effective at the effective time of the Merger (the "Effective Time"), on the terms set forth in the New Employment Agreement
      --------------
(which terms will supercede the terms of the Current Employment Agreement) for a term ending on the first anniversary of the date on which the Effective Time occurs (the "First Anniversary"). Within the time specified in the New
             -----------------
Employment Agreement, Employee elected to be employed on the terms thereof if the Effective Time occurs. Notwithstanding such election, Employee's employment with each of the Company's affiliates, all of his directorships with each of the Company's affiliates, and all of his offices with each of the Company's affiliates, will terminate at the Effective Time;

     E. In light of Employee's decision to elect employment under the New Employment Agreement, a portion of the bonus referred to in Recital C will be paid to Employee at the Effective Time and the balance will be deferred (without interest) until, and paid on, the First Anniversary, in each case subject to the terms and conditions of this Bonus Agreement; and

     F. The Company and Employee now wish to amend and restate the Original Agreement in its entirety.

     NOW, THEREFORE, the Company and Employee hereby agree as follows:

1.  Bonus Payments.
    --------------

    (a) In recognition of Employee's valuable contribution to the Company, Holdings and their affiliates, the Company shall pay Employee the following bonus payments (each, a "Bonus Payment") if the Merger
                                            -------------
         occurs:

         (i) Immediately following the Effective Time, the Company shall pay Employee the sum of $385,000; and

          (ii) Subject to Section 1(d), on the First Anniversary the Company shall pay Employee the sum of $165,000 (the "Deferred Amount").
                                                  ---------------

    (b) No interest shall be payable on any Bonus Payment in respect of the period prior to its due date hereunder.

    (c) All Bonus Payments shall be subject to any deductions or withholdings required by law.

    (d) If Employee dies or suffers a "Disability" (as defined in the New Employment Agreement) prior to the payment of the Deferred Amount, the Deferred Amount shall be paid, on its due date, to Employee's executor or administrator or to such other person as Employee has theretofore specified in a signed document delivered to the Company.

    (e)  Notwithstanding anything to the contrary in Sections 1(a), (b) and (d):

         (i) the Company's obligation to make the Bonus Payment due immediately following the Effective Time shall be conditioned on Employee having executed, on or after the date on which the Effective Time occurs, and not having thereafter revoked within the revocation period specified therein, a Release substantially in the form of Exhibit 1 to this Bonus Agreement; and

         (ii) the Company's obligation to pay the Deferred Amount shall be conditioned on Employee having executed, on or after the First Anniversary, and not having thereafter revoked within the revocation period specified therein, a second Release substantially in the form of said Exhibit 1.

     (f) Anything in this Bonus Agreement to the contrary notwithstanding, if any amounts to be paid to Employee (or to his executor, administrator or other payee specified by him) under this Bonus Agreement, or any other plan, agreement or program of the Company or any of its affiliates, would result in a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate of such "parachute payments" shall
                 ----
be reduced so that the aggregate of the amounts paid to Employee which would otherwise constitute "parachute payments" will equal three times Employee's "base amount" (as defined in Section 280G(b)(3) of the Code) less $1.00. Any determination to be made under the preceding sentence shall be made by an independent accounting firm with a nationally recognized tax practice that has not performed services for the Company or any of its affiliates, which firm shall be selected by the Company and be reasonably acceptable to Employee, it being agreed that such accounting firm may not be the Company's or Holdings' independent auditors. The Company agrees to pay the accounting firm's fees and expenses with respect to any such determination. Nothing herein shall limit the parties' respective rights in the event that an applicable government taxing authority or court takes a position which is inconsistent with any such determination.

     (g) Nothing in this Bonus Agreement shall affect Employee's right to receive, when his employment by the Company terminates for any reason (whether before or after the Effective Time), all vacation pay that has accrued under the Company's existing vacation policy as applied to Employee.

2.   Benefit Accruals.
     ----------------

     Benefit accruals with respect to Employee under the Retirement Plan for Corporate Officers of PS Group, Inc. and Participating Subsidiaries, dated March 12, 1984, shall cease as of the Effective Time.

3.   Confidentiality.
     ---------------

     Employee agrees that he will not use for his own benefit or disclose to any third party, either during his employment or thereafter, any confidential information or data concerning the business or activities of the Company, Parent or any of their respective subsidiaries or affiliates acquired at any time while employed or rendering services to the Company or any of its subsidiaries or affiliates, or any of their respective predecessors or successors.
Employee's obligations under this covenant and any liability for failure to satisfy these obligations shall survive any termination of this Bonus Agreement.

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

4.  Termination.
    -----------

    This Bonus Agreement shall terminate, and be null and void, in the event that, prior to the Effective Time:

    (a)  The Merger Agreement is terminated pursuant to its terms; or

    (b) Employee's services as an employee of the Company cease for any reason other than Employee's death or Disability.

5.  Entire Agreement.
    ----------------

    This Bonus Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supercedes, as of the Effective Time, all other written, oral or implied agreements between the parties including, without limitation, the Current Employment Agreement and the Original Agreement. The Employment Agreement dated December 18, 1999 between the Company and Employee shall remain in full force and effect. This Bonus Agreement may be modified or amended only by a writing signed by both parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Bonus Agreement as of the day and year first written above.

                              PS GROUP, INC.


                              By: /s/ Charles E. Rickershauser, Jr.
                                  ---------------------------------
                                    Charles E. Rickershauser, Jr.
                                    Chief Executive Officer


                              EMPLOYEE



                              /s/ L. A. Guske
                              ---------------
                              Lawrence A. Guske

                                                                       Exhibit 1

                            Release From All Claims

                           __________________, [2000]


[Name]
[Title]
PS Group, Inc.
[Address]

     Dear ______________:

     In consideration of the payment to me (or to my executor, administrator or other payee designated by me in writing, in the event of my death), on their respective due dates, of each Bonus Payment, I hereby release and discharge the Company Parties (as defined below) from any and all claims, actions, causes of action, suits, costs, controversies, judgements, decrees, verdicts, damages, liabilities, attorneys' fees, covenants, contracts, and agreements (collectively, "Claims") that I may have, or in the future may possess, with
                ------
respect to the Company Parties, including, but not limited to, any Claims relating to my employment with the Company Parties or the termination thereof, any Claims arising under Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act of 1993, each of these as amended, or any other federal or state or local law, whether such Claim arises under statute, common law or in equity, and whether or not I or any of the Company Parties is presently aware of the existence of such Claim, but excluding the following Claims (the "Excluded Claims"): (i) Claims under the
                                     ---------------
Amended and Restated Bonus Agreement dated February __, 2000 between the Company and me; (ii) Claims under the Employment Agreement dated December 18, 1999 between the Company and me; (iii) Claims for accrued vacation pay; (iv) Claims under the Retirement Plan for Corporate Officers of PSA, Inc. Participating Subsidiaries as amended and restated as of March 12, 1984; (v) Claims under the Split Dollar Life Insurance Agreement dated January 1, 1986 (as modified by letter dated March 23, 1999) between the Company and me; and (vi) Claims for indemnification in respect of my services as a director and/or officer and/or employee of any of the Company Parties in accordance with Sections 5.06(a) and
(b) of the Merger Agreement and related claims under the directors' and officers' liability insurance policy obtained in accordance with Section 5.06(c) of the Merger Agreement. I also hereby forever release, discharge and waive any right I may have to recover in any proceeding brought by any federal, state or local agency against any of the Company Parties to enforce any such laws, but excluding Excluded Claims. I agree that the Bonus Payments shall be in full satisfaction of any and all Claims for payment or other benefits of any kind that I may have against the Company Parties except for any other Excluded Claims.

     For purposes of this letter, the "Company Parties" means the Company,
                                       ---------------
Parent and any and all of their respective predecessor or successor companies, shareholders, subsidiaries and affiliates wherever located and each of their present, former and future directors, officers, employees, agents, attorneys, heirs and assigns. Capitalized terms that are used but not defined herein have the meanings assigned to them in the Bonus Agreement.

     In addition to the foregoing, in consideration of the payment, on their respective due dates, of each Bonus Payment, I hereby release and discharge the Company Parties from any and all Claims (other than Excluded Claims) that I may have as of the date I sign this letter arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (the "ADEA"). By signing this letter, I
                                             ----
hereby acknowledge and confirm the following: (i) I was advised by the Company to consult with an attorney of my choice prior to signing this letter and to have such attorney explain to me the terms of this letter, including, without limitation, the terms relating to my release of claims arising under the ADEA;
(ii) I was given a period of not fewer than 21 days to consider the terms of this letter and to consult with an attorney of my choosing with respect thereto; and (iii) I am providing the release and discharge set forth in this paragraph only in exchange for consideration in addition to anything of value to which I am already entitled.

     To ensure that the foregoing release is fully enforceable in accordance with its terms, I agree to waive any and all rights of Section 1542 of the California Civil Code (to the extent applicable) as it exists from time to time or a successor provision thereto, which provides:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     In addition, to ensure that the foregoing release is fully enforceable in accordance with its terms, subject to the payment, on their respective due dates, of the Bonus Payments, I agree to waive any protection that may exist under any comparable or similar statute and under any principle of common law of the United States or any and all States with respect to all Claims (other than Excluded Claims).

     THIS MEANS THAT (EXCEPT AS EXPRESSLY PROVIDED HEREIN) BY SIGNING THIS LETTER, I WILL HAVE WAIVED ANY RIGHT I MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST THE COMPANY

PARTIES BASED ON ANY ACTS OR OMISSIONS OF THE COMPANY PARTIES UP TO THE DATE OF THE SIGNING OF THIS LETTER.

     In addition I have been advised of my right to revoke this letter during the seven-day period after signing, provided such revocation is in writing, signed by me and delivered to the Company. I understand that in the event of any such revocation, all obligations of the Company with respect to the Bonus Payments will terminate and be of no further effect as of the date of such revocation.


                              ___________________________________
                              Lawrence A. Guske

ACKNOWLEDGED:

PS GROUP, INC.

By:  ___________________________________
     Name:  Charles E. Rickershauser, Jr.
     Title:  Chief Executive Officer


Date:  __________________________ [2000]*  [     ]**

       _________________________________
       *  Release under Section 1(e)(i) of the foregoing Bonus Agreement.

       ** Release under Section 1(e)(ii) of the foregoing Bonus Agreement.

                                       3